Exhibit 99.1

Stanley Black & Decker Reports Solid 2Q 2026 Results

On Track to Achieve Full Year Sales and Margin Targets

2Q Earnings and Margin Growth Include Benefit from Tariff Refunds

Raises 2026 EPS and Free Cash Flow Guidance

Reduced Debt by $1.7B and Executed $250M of Share Repurchases in 2Q

New Britain, Connecticut, July 29, 2026 … Stanley Black & Decker (NYSE: SWK), a global leader in tools and outdoor solutions, today announced second quarter 2026 financial results.

Second Quarter 2026 Highlights
•Net sales of $4.0 billion, in-line with prior year and up 3% on an organic basis*
•Gross margin of 33.0%, up 600 basis points versus prior year; adjusted gross margin* of 33.7%, up 620 basis points versus prior year; both included a benefit of roughly 250 basis points from net tariff refunds1
•EPS of $2.33; adjusted EPS* of $1.57; both included a benefit of approximately $0.17 from net tariff refunds1
•Cash from operating activities was $763 million and free cash flow* was $698 million
•Successfully completed the sale of Consolidated Aerospace Manufacturing (‘CAM’) in April, which supported debt reduction and capital allocation priorities including share repurchases

Chris Nelson, Stanley Black & Decker's President & CEO, commented, “The Stanley Black & Decker team is committed to executing our strategy and delivering profitable, organic growth. Our second quarter sales, gross margin, and cash performance keep us firmly on track to achieve our full-year targets2. We further strengthened the balance sheet and executed on our capital deployment strategy. In addition, the tariff refunds are supporting incremental growth investments.

“We are confident in our path forward and our ability to navigate the external environment to deliver our long-term financial goals. Through disciplined execution of our strategic priorities, we are strengthening Stanley Black & Decker’s ability to deliver sustainable, profitable growth and create long-term value for our shareholders.”

1 Includes IEEPA tariff refund gain partially offset by directly attributable variable incentive compensation costs, growth investments, and taxes (for EPS only)
2 Refer to “2026 Guidance” on page 3 for further discussion and details of underlying planning assumptions
* Non-GAAP financial measure as further defined on page 5

Exhibit 99.1
2Q 2026 Results (all comparisons versus prior year)

•Net sales of $4.0 billion, in-line with prior year, as higher volume (+3%) and currency tailwinds (+1%) were offset by the CAM divestiture and the previously announced strategic transition to a licensing model for the gas walk-behind outdoor products. Pricing was flat. The volume strength was primarily driven by U.S. retail and commercial and industrial (‘C&I’) channels in Tools & Outdoor.

•Gross margin of 33.0%, up 600 basis points; Adjusted gross margin* of 33.7%, up 620 basis points; both included an approximate 250 basis point benefit from net tariff refunds1.

•SG&A expenses of 23.9% of sales, up 180 basis points; Adjusted SG&A expenses* of 23.9%, up 310 basis points; both increases were predominantly due to incremental costs and investments tied to tariff refunds received.

•The tax rate was 29.6% and the adjusted tax rate* was 15.1%.

•Net earnings were 8.9% of sales, an increase of 630 basis points. EBITDA margin* was 17.4%, an increase of 1140 basis points, and adjusted EBITDA margin* was 11.3%, an increase of 320 basis points.

2Q 2026 Segment Results

($ in M)	Sales	Segment Profit	Charges[3]	Adj. Segment Profit*	Segment Margin	Adj. Segment Margin*
Tools & Outdoor	$3,564	$389.0	$30.5	$419.5	10.9%	11.8%
Engineered Fastening	$396	$51.6	$0.1	$51.7	13.0%	13.0%
3 See Non-GAAP adjustments on page 14.

Tools & Outdoor net sales were up 3% year over year, as higher volume (+3%) and currency tailwinds (+1%) were partially offset by the previously announced strategic transition to a licensing model for the gas walk-behind outdoor products (-1%). Pricing was flat. Organic revenue* increased 3%, primarily driven by power tools strength in U.S. retail and C&I channels. North America sales were up 3% on a total basis and up 4% organically*, Europe was flat on a total basis and down 2% organically*, while the Rest of World was up 8% on a total basis and up 3% organically*. The Tools & Outdoor segment margin was 10.9%, up 400 basis points year over year. Adjusted segment margin* was 11.8%, up 380 basis points year over year. Segment margin improvement reflected net productivity gains and
1 Includes IEEPA tariff refund gain partially offset by directly attributable variable incentive compensation costs, growth investments, and taxes (for EPS only)
* Non-GAAP financial measure as further defined on page 5

Exhibit 99.1
favorable product mix. In addition, the net tariff refunds1 raised segment margin by approximately 150 basis points.

Engineered Fastening net sales were down 18% year over year, due to the CAM divestiture (-21%), which was partially offset by volume (+2%) and pricing (+1%), while currency was flat. Organic revenues* were up 3%, driven by industrial strength, as well as continued automotive fasteners growth. The Engineered Fastening segment margin was 13.0%, up 580 basis points year over year, and adjusted segment margin* was 13.0%, up 220 basis points year over year. Year-over-year segment margin expansions were largely driven by net productivity improvements and favorable automotive volume and mix. In addition, the net tariff refunds1 raised segment margin by approximately 50 basis points.

Capital Deployment Update
During the quarter, the Company reduced debt by $1.7 billion and repurchased approximately 3.2 million shares for $250 million, under the previously announced authorization approved by the Board of Directors in April 2026.

Patrick Hallinan, EVP, Chief Financial Officer & Chief Administrative Officer, commented, “We delivered solid second quarter performance, and are on track to deliver on our full year sales and margin targets2. We remain focused on executing our strategy and progressing our priorities, while navigating the dynamic operating environment. Successfully closing the CAM divestiture at the start of the quarter enhanced our financial strength, affording the ability to invest in growth, reduce debt, support the dividend, and repurchase our shares.

“As we look ahead, we remain committed to delivering our near-term and long-term growth, margin, and cash flow objectives, while thoughtfully allocating capital to accelerate shareholder value creation.”

2026 Guidance
The Company is raising 2026 GAAP EPS to be in the range of $4.60 to $5.45, from a prior range of $4.15 to $5.35. The Company is also raising and tightening the adjusted EPS* range to $5.20 to $5.80, from a prior range of $4.90 to $5.70. These ranges represent year over year growth of 90% and 18%, respectively, at the midpoint of each range as compared to 2025 performance. Free cash flow* is now expected to be in the range of $600 to $800 million, revised from $500 to $700 million, which incorporates the tariff refund realized in the second quarter and projected taxes and fees associated with the CAM divestiture. The Company will discuss underlying assumptions on the earnings call.

The difference between the GAAP and Adjusted EPS* assumption range is approximately $0.35 to $0.60, consisting primarily of charges related to footprint actions and other cost actions, largely offset by the gain on the sale of the CAM business.

1 Includes IEEPA tariff refund gain partially offset by directly attributable variable incentive compensation costs, growth investments, and taxes (for EPS only)
2 Refer to “2026 Guidance” on page 3 for further discussion and details of underlying planning assumptions
*Non-GAAP financial measure as further defined on page 5

Exhibit 99.1
2Q 2026 Non-GAAP Adjustments
Total pre-tax non-GAAP adjustments in the second quarter was a gain of $221.3 million. The Company recognized a $273.7 million gain on the sale of businesses, largely related to the CAM divestiture, which was partially offset by other non-GAAP adjustments primarily associated with footprint actions and restructuring costs. Gross profit and SG&A included $28.7 million and $3.0 million of charges, respectively, while Other-net included a net charge of $0.3 million. The Company also recorded restructuring charges of $15.1 million and an asset impairment charge of $5.3 million.

Earnings Webcast
Stanley Black & Decker will host a webcast with investors today, July 29, 2026, at 8:00 am ET. The call will be available through a live teleconference and a listen-only webcast.

Direct links to register for the teleconference, access the webcast, and view the accompanying slide presentation will be available on the Stanley Black & Decker Investors website (www.stanleyblackanddecker.com/investors), under "Events." A replay will be available in the same location approximately two hours after the call.

About Stanley Black & Decker
Founded in 1843 and headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is a worldwide leader in Tools and Outdoor, operating manufacturing facilities globally. The Company's approximately 41,000 employees produce innovative end-user inspired power tools, hand tools, storage, digital jobsite solutions, outdoor and lifestyle products, and engineered fasteners to support the world’s builders, tradespeople and DIYers. The Company's world class portfolio of trusted brands includes DEWALT®, CRAFTSMAN®, STANLEY®, BLACK+DECKER®, and Cub Cadet®. To learn more visit: www.stanleyblackanddecker.com or follow Stanley Black & Decker on Facebook, Instagram, LinkedIn and X.

*Non-GAAP financial measure as further defined on page 5

Exhibit 99.1
Investor Contacts:

Michael Wherley	Christina Francis
Vice President, Investor Relations	Senior Director, Investor Relations
michael.wherley@sbdinc.com	christina.francis@sbdinc.com
(860) 827-3833	(860) 438-3470

Media Contacts:

Debora Raymond
Vice President, Public Relations
debora.raymond@sbdinc.com
(203) 640-8054

Non-GAAP Financial Measures

Organic revenue or organic sales is defined as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months, foreign currency fluctuations, transfers of product lines between segments, and the strategic transition to a licensing model for gas walk-behind outdoor product lines (as previously communicated). Organic revenue growth, organic sales growth or organic growth is organic revenue or organic sales divided by prior year sales. Gross profit is defined as sales less cost of sales. Gross margin is gross profit as a percent of sales. Segment profit is defined as sales less cost of sales and selling, general and administrative (“SG&A”) expenses (aside from corporate overhead expense). Segment margin is segment profit as a percent of sales. EBITDA is earnings before interest, taxes, depreciation and amortization. EBITDA margin is EBITDA as a percent of sales. Gross profit, gross margin, SG&A, segment profit, segment margin, earnings, EBITDA and EBITDA margin are adjusted for certain gains and charges, such as costs related to supply chain transformation and footprint actions, asset impairments, voluntary retirement program costs, divestiture-related items, restructuring, gains or losses on sales of businesses, and other adjusting items. Income taxes attributable to Non-GAAP adjustments are determined by calculating income taxes on pre-tax earnings, both inclusive and exclusive of Non-GAAP adjustments, taking into consideration the nature of the Non-GAAP adjustments and the applicable statutory income tax rates.

Management uses these metrics as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Adjusted earnings per share or adjusted EPS, is diluted GAAP EPS excluding certain gains and charges. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners and is useful information for investors. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. Net debt to adjusted EBITDA is total debt less cash on hand divided by adjusted EBITDA. The Non-GAAP financial measures are reconciled to GAAP on pages 12 through 17 and in the appendix to the earnings conference call slides available at http://www.stanleyblackanddecker.com/investors. The Company considers the use of the Non-

Exhibit 99.1
GAAP financial measures above relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of certain gains and charges and ensures appropriate comparability to operating results of prior periods.

The Company provides expectations for the non-GAAP financial measures of full year 2026 adjusted EPS, presented on a basis excluding certain gains and charges, as well as 2026 free cash flow. Forecasted full-year 2026 adjusted EPS is reconciled to forecasted full-year 2026 GAAP EPS under “2026 Guidance”. Consistent with past methodology, the forecasted full-year 2026 GAAP EPS excludes the impacts of potential acquisitions and divestitures (unless otherwise noted), future regulatory changes or strategic shifts that could impact the Company's contingent liabilities or intangible assets, respectively, potential future cost actions in response to external factors that have not yet occurred, and any other items not specifically referenced under “2026 Guidance”. A reconciliation of forecasted free cash flow to its most directly comparable GAAP estimate is not available without unreasonable effort due to high variability and difficulty in predicting items that impact cash flow from operations, which could be material to the Company’s results in accordance with U.S. GAAP. The Company believes such a reconciliation would also imply a degree of precision that is inappropriate for this forward-looking measure.

The Company may also provide multi-year strategic goals for the non-GAAP financial measures of adjusted gross margin and net debt to adjusted EBITDA, presented on a basis excluding certain gains and charges. A reconciliation for these non-GAAP measures is not available without unreasonable effort due to the inherent difficulty of forecasting the timing and/or amount of various items that have not yet occurred, including the high variability and low visibility with respect to certain gains or charges that would generally be excluded from non-GAAP financial measures and which could be material to the Company’s results in accordance with U.S. GAAP. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future multi-year periods and cannot be accomplished without unreasonable effort. The Company believes such a reconciliation would also imply a degree of precision that is inappropriate for these forward-looking measures.

CAUTIONARY STATEMENT
CONCERNING FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any goals, projections, guidance or planning assumptions or scenarios; any statements of the plans, strategies and objectives of management for future operations, including expectations around productivity and efficiency goals and future operational strategies; any statements regarding future economic conditions or performance; any statements concerning future dividends or share repurchases; any statements and assumptions or scenarios regarding possible tariff and tariff impact projections, including those relating to Section 122, 232, or 301 tariffs, tariff refunds and related mitigation plans (including price actions, supply chain adjustments and expected timing and benefits related to such plans); and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “could,” “project,” “plan,” “continue,” “believe,” “expect,” “anticipate”,

Exhibit 99.1
“annualized”, “forecast”, “commit”, “goal”, “target”, “design”, “on track”, “position or positioning”, “guidance,” “aim,” “looking forward,” “multi-year” or any other similar words. Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services as well as successful execution of, and realization of expected benefits from, the Company’s brand prioritization and investment strategy; (ii) macroeconomic factors, including global and regional business conditions, commodity availability and prices, inflation and deflation, interest rate volatility, currency exchange rates, and uncertainties in the global financial markets; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business or sources supply inputs, including those related to, taxation, data privacy, anti-bribery, anti-corruption, government contracts, and trade controls, including but not limited to, tariffs, import and export controls, raw material and rare earth related controls and other monetary and non-monetary trade regulations or barriers; (iv) the Company’s ability to predict the timing and extent of any trade related regulations (or any court rulings in response thereto), clearances, restrictions or policies, including but not limited to, trade barriers, tariffs, raw material and rare earth related controls, as well as its ability to successfully assess the impact to its business of, and mitigate or respond to, such macroeconomic or trade, tariff and raw material and rare earth import/export control changes, regulations or policies (including, but not limited to, the Company’s ability to predict and respond to court rulings in response thereto, to obtain any tariff refunds in amounts or within timeframes that would meaningfully offset the impact of tariffs on the Company’s business, or to obtain price increases from its customers and complete effective supply chain adjustments within anticipated time frames and ability to obtain rare earth related supply clearances); (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures and the costs associated with such transactions; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, rare earth materials, component parts, freight, energy, labor and sourced finished goods; (vii) potential business, supply chain and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, natural disasters or pandemics, sanctions, political unrest, war or terrorism, including the conflicts between Russia and Ukraine, and Israel and Hamas, and tensions or conflicts in South Korea, China, Taiwan and the Middle East (including the ongoing conflict in Iran); (viii) potential adverse developments in new or pending litigation and/or government investigations; (ix) potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities; (x) failure to realize the expected benefits of the Company’s value creation, debt reduction and capital allocation strategy; (xi) and the other factors set forth in the Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q, including under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Consolidated Financial Statements and the related Notes, and other filings with the Securities and Exchange Commission.

Forward-looking statements, and the factors that could cause actual results to differ materially from those forward-looking statements, in this press release speak only as of the date hereof, and forward-looking statements in documents that are incorporated by reference herein speak only as of the date of those documents. The Company does not undertake any obligation or intention to update or revise any forward-looking statements, except as required by law.